MELVIN A. YELLIN
Executive Vice President
and General Counsel
Bankers Trust Corporation

                                                   [LOGO] BANKERS TRUST
                                                             Architects of Value

                                March 11, 1999

Deutsche Bank AG
Taunusanlage 12
60325 Frankfurt am Main
Germany

Dear Sirs:

     We refer to the Agreement and Plan of Merger by and among Deutsche Bank AG ("DB"), Circle Acquisition Corporation and Bankers Trust Corporation ("BT") dated as of November 30, 1998 (the "Merger Agreement").

     We hereby request, and your signature below shall constitute, your prior written consent pursuant to Section 5.2(g) of the Merger Agreement for BT's subsidiary, Bankers Trust Company ("BTCo"), to enter into and perform its obligations under the Plea Agreement with the U.S. Department of Justice on the terms set forth in Annex 1 hereto. We confirm and agree that by executing such consent DB is not waiving any rights it may have now or at any time in the future pursuant to the Merger Agreement or otherwise. Without limiting the foregoing, we confirm and agree that such Plea Agreement, and BTCo's performance of its obligations thereunder, and any direct or indirect consequences of the foregoing, would be taken into account in connection with any determination under any provision of the Merger Agreement as to whether or not there has been a "Material Adverse Effect" as defined in Section 9.12 of the Merger Agreement.

                                        Very truly yours,

                                        BANKERS TRUST CORPORATION

                                        By: /s/ Melvin A. Yellin
                                            ----------------------
                                            Executive Vice President

Accepted and agreed as of
the date first above written.


DEUTSCHE BANK AG

By:  /s/ Klaus Kohler Hans-Dirk Krekler
     ----------------------------------